SCHEDULE 14A INFORMATION
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Siouxland Ethanol, LLC

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NOTICE OF ANNUAL MEETING OF MEMBERS
March 25, 2008
Dear Siouxland Ethanol Member:
     You are cordially invited to attend the Annual Meeting of Members of Siouxland Ethanol, LLC, which will be held at the Marina Inn Conference Center, 4th & B Streets, South Sioux City, Nebraska, on Tuesday, March 25, 2008, at 1:30 p.m. local time. At the Annual Meeting, Members of record as of the date of this Notice will be asked to:
•	Elect three Group I directors to serve until the 2009 Annual Meeting of Members;

•	Elect four Group II directors to serve until the 2010 Annual Meeting of Members;

•	Elect four Group III directors to serve until the 2011 Annual Meeting of Members;

•	Ratify the appointment of Boulay, Heutmaker, Zibell & Co. P.L.L.P. as our independent auditors for the fiscal year ending September 30, 2008; and

•	Consider other matters that may be properly brought before the Annual Meeting and at any adjournment or postponement of the Annual Meeting.
     Each of the matters to be considered at the Annual Meeting is discussed in greater detail in the accompanying Proxy Statement. A copy of our Annual Report for the year ended September 30, 2007 is also enclosed for your information. You should read both the Proxy Statement and the Annual Report completely since they contain important information that you will want to consider before voting your proxy.
     It is important that your Units be represented and voted at the Annual Meeting regardless of the number of Units you own. In order to assure that your Units are represented at the Annual Meeting, we ask you to please complete, sign, date and mail the enclosed proxy card even if you plan to attend the Annual Meeting in person. Doing this promptly will save the Company the expense of additional proxy solicitations.
     We look forward to seeing you at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS:

Jackson, Nebraska	/s/ Doug Garwood
January 25, 2008	Doug Garwood
Secretary

NOTICE OF ANNUAL MEETING OF MEMBERS
PROXY STATEMENT
GENERAL INFORMATION ABOUT THE 2008 ANNUAL MEETING
OWNERSHIP OF UNITS
ELECTION OF DIRECTORS
APPOINTMENT OF AUDITOR
SUBMISSION OF MEMBER PROPOSALS
OTHER MATTERS

SIOUXLAND ETHANOL, LLC
1501 Knox Boulevard
Jackson, Nebraska 58743
PROXY STATEMENT
FOR
ANNUAL MEETING OF MEMBERS
TUESDAY, MARCH 25, 2008
     The Annual Meeting of Members of Siouxland Ethanol, LLC (the “Company”) will be held on Tuesday, March 25, 2008 at 1:30 p.m. local time, at the Marina Inn Conference Center 4th & B Streets, South Sioux City, Nebraska. This Proxy Statement is solicited on behalf of the Board of Directors of the Company and contains important information about the matters to be considered at the Annual Meeting or any adjournment or postponement of the Annual Meeting. This Proxy Statement, the Notice of Annual Meeting of Members and the proxy are first being sent to Members on or about January 28, 2008. Only the record holders of Units representing an ownership interest in the Company (“Units”) on that date are entitled to vote at the Annual Meeting.
GENERAL INFORMATION ABOUT THE 2008 ANNUAL MEETING
WHAT IS BEING CONSIDERED AT THE ANNUAL MEETING?
     At the Annual Meeting, you will be voting to:
•	Elect three Group I directors to serve until the 2009 Annual Meeting of Members;

•	Elect four Group II directors to serve until the 2010 Annual Meeting of Members;

•	Elect four Group III directors to serve until the 2011 Annual Meeting of Members;

•	Ratify the appointment of Boulay, Heutmaker, Zibell & Co. P.L.L.P. as our independent auditors for the fiscal year ending September 30, 2008; and

•	Consider other matters that may be properly brought before the Annual Meeting and at any adjournment or postponement of the Annual Meeting. The Board of Directors does not expect that any such other matters will be acted on at the annual meeting.
     In addition, Company management will report on the Company’s performance during the fiscal year ended September 30, 2007 and answer Members’ questions.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
     You may vote if you owned Units as of the close of business on January 28, 2008 (which we refer to as the “Record Date”). Each Unit is entitled to one vote on each matter to be voted on at the Annual meeting. However, any Units held by a Member that is entitled to appoint a director because such Member acquired 200 or more Units in the Company’s initial registered public offering of Units, are not entitled to vote for the election of Directors at the Annual Meeting.
HOW DO I VOTE?
     You can vote in two ways:
•	By attending the Annual Meeting in person; or

•	By completing, signing and returning the enclosed proxy card which authorizes the Board of Directors to vote on your behalf at the Annual Meeting in accordance with your instructions.
     Even if you plan to attend the Annual Meeting in person, please complete, sign and return your proxy card. If you wish to vote in person at the Annual Meeting, you can revoke your proxy at that time.
HOW IS A QUORUM ESTABLISHED?
     In order to conduct business at the Annual Meeting, the Annual Meeting must be attended, in person or by proxy, by Members owning at least a majority of all Units outstanding on the Record Date and entitled to vote. This is referred to as a quorum. If you return your proxy card and do not revoke it before the Annual Meeting, your Units will be counted for purposes of establishing a quorum at the Annual Meeting even if you withhold authority to vote for directors or abstain on other matters being considered at the Annual Meeting If a quorum is not present at the time and place scheduled for the Annual Meeting, the Members present at that time may reschedule the Annual Meeting at a later date in order to give the Board of Directors additional time to solicit proxies for use at the Annual Meeting.
WHAT VOTE IS REQUIRED?
     The election of directors requires the affirmative vote of a plurality in voting power of the Units present in person or represented by proxy at the Annual Meeting and entitled to vote. This means that if no nominees receive more votes than the persons nominated by the Board, the Board’s nominees will be elected to the Board, even though they may not receive the affirmative vote of a majority of the outstanding Units. Consequently, votes withheld and broker nonvotes will have no effect on the election of directors.
     The ratification of the appointment of the Company’s independent auditor requires the affirmative vote of Members owning a majority of the Units present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker nonvotes will not be considered Units entitled to vote with respect to the ratification of the auditors and will not be counted as votes for or against ratification.
CAN I CUMULATE MY VOTES FOR THE ELECTION OF DIRECTORS?
     No, Members do not have the right to cumulate votes in the election of directors. As a result, you may only vote your Units once for each director nominee.
CAN I CHANGE MY MIND AFTER I DELIVER MY PROXY?
     Yes, you may revoke your proxy at any time before the vote is taken at the Annual Meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the Annual Meeting, or (2) attending the Annual Meeting and notifying the Company Secretary that you will be voting in person.
WHAT IF I RETURN MY PROXY CARD BUT DO NOT INCLUDE VOTING INSTRUCTIONS?
     Proxies that are signed and returned but do not include voting instructions will be voted “FOR” the election of each of the Board’s nominees for director named in this Proxy Statement and “FOR” the appointment of Boulay, Heutmaker, Zibell & Co. P.L.L.P. as our independent auditors for the fiscal year ending September 30, 2008.
WILL MY UNITS BE VOTED IF I DO NOT PROVIDE MY PROXY?
     If you hold your Units directly in your own name, they will not be voted unless you provide us with your proxy or attend the Annual Meeting in person.
     If your Units are held in “street name” with a brokerage firm, bank or other nominee holder, they may be voted by the nominee holder without specific instructions from you on certain routine matters such as the election of directors and ratification of accountants. However, nominee holders do not always vote on these matters without instructions from the beneficial owners, even though they have the authority to do so. If you do not submit a proxy, a nominee holder may deliver a “broker nonvote” on matters to be considered at the Annual Meeting.
WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?
     The matters described in this Proxy Statement are the only matters that the Board of Directors knows will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, your proxy authorizes the Board of Directors to vote your Units as they see fit.
WHO PAYS FOR THIS PROXY SOLICITATION?
     The Company pays these costs. You can help us keep these costs to a minimum by promptly returning your proxy card. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

OWNERSHIP OF UNITS
     As of the Record Date, there were 3,789 Units issued and outstanding and entitled to vote at the Annual Meeting, of which only 3,509 may vote for the election of directors. The following table shows the number of Units beneficially owned by each director and executive officer of the Company and by all executive officers and directors as a group. The Company does not believe any other persons beneficially own more than 5% of the outstanding Units. Unless otherwise noted, all persons listed in the following table have sole voting and investment power over the Units they beneficially own and own such Units directly.

	Number of	Percent of
Name and Address of Beneficial Owner	Units	Class
Tom Lynch, Chairman, President and Director 1221 Monona Blvd., Jackson, NE 68743	14 units	*

Pam Miller, Vice Chairman and Director(1) 414 Howard St., Homer, NE 68030	6 units	*

John Kingsbury, Treasurer and Director(1) 117 E. Third Street, Ponca, NE 68770	12 units	*

Doug Garwood, Secretary and Director 520 Timberline Dr., South Sioux City, NE 68776	21 units	*

Ronald Wetherell, Director 300 South Oak Drive, Cleghorn, IA 51014	15 units	*

Darrell Downs, Director 405 Ridgeway Drive, Marcus, IA 51035	6 units	*

Shennen Saltzman, Director 729 E. 7th St., Suite 2, South Sioux City, NE 68776	65 units	1.72%

Donald “Skip” Meisner, Director 3116 Everett St., Sioux City, IA 51103	9 units	*

Matthew H. Sederstrom, Director 600 Jefferson Circle, Marshall, MN 56258	4 units	*

Craig Ebberson, Director 56521 870th Rd., Belden, NE 68717	37 units	*

David Bailey Aalfs, Director(1) 920 Quail Hollow Circle, Dakota Dunes, SD 57049	280 units	7.39%

Charles Hofland, General Manager and Chief Operating Officer 1501 Knox Boulevard, Jackson, NE 68743	0 units	*

Mark Rolfes, Controller and Chief Accounting Officer 1501 Knox Boulevard, Jackson, NE 68743	0 units	*

All Directors and Executive Officers as a group (13 persons)	469 units	12.38%

*	Represents less than 1% of the outstanding membership units

1.	Beneficial ownership of Units is reported to be shared with spouse. Mr. Kingsbury reports that his spouse shares beneficial ownership of eight Units.

ELECTION OF DIRECTORS
     Our Board of Directors consists of eleven directors at this time. The current directors were appointed (either by the initial Members of the Company or by the Board as replacements of the initial appointees). The Company’s Operating Agreement provides that the terms of the current directors will expire at the first annual or special meeting of Members to occur following substantial completion of the Company’s ethanol production facility in Jackson, Nebraska. The plant was completed in May 2007 and, as a result, the term of office of each current director will expire at the 2008 Annual Meeting. The Company’s Operating Agreement also provides that beginning at that time the directors will be elected by Members for three year terms which are staggered so that the terms of approximately one-third of the entire number of directors expire each year. In order to implement this system of staggered terms, the Operating Agreement provides that at the first Member’s meeting at which directors are elected the directors will be classified into three groups, with “Group I” directors being elected for an initial term of one year, “Group II” directors being elected for an initial term of two year and “Group III” directors being elected for an initial term of three years. After these initial terms, directors in each group will be elected for three year terms. In each case, directors elected by the Members at an annual meeting will hold office until their successors are elected and qualified at a subsequent annual meeting of Members. In addition to the directors elected by Members, the Operating Agreement provides that any Member who acquired 200 or more Units in the Company’s registered public offering of Units is entitled to appoint one director to the Board. One Member is authorized to appoint a director under this provision, but has not exercised this authority. However, under the terms of the Operating Agreement, this Member is not entitled to vote his Units at the Annual Meeting with respect to the election of directors.
     The Board of Directors has nominated John Kingsbury, Doug Garwood and Matthew Sederstrom to serve as Group I directors, Ronald Wetherell, Thomas Lynch, Darrell Downs and Donald “Skip” Meisner to serve as Group II directors, and Shennen Saltzman, David Bailey Aalfs, Pam Miller and Craig Ebberson to serve as Group III directors. No other nominations have been received by the Company. Each nominee is a current director of the Company and has indicated that he or she would like to continue to serve the Company as a director. Although the Board of Directors does not know of any reason why any of these nominees might not be able to serve, the Board of Directors will propose a substitute nominee if any nominee is not available to serve on the Board of Directors and will vote all proxies received in favor of such substitute nominees. There are no arrangements or understandings pursuant to which any nominee was selected by the Board.
     The election of a director requires the affirmative vote of a plurality in voting power of the Units present in person or represented by proxy at the Annual Meeting and entitled to vote. Consequently, votes withheld and broker nonvotes will have no effect on the election of directors.
     THE BOARD OF DIRECTORS RECOMMENDS THAT MEMBERS VOTE “FOR” EACH NOMINEE FOR THE BOARD OF DIRECTOR.

General Information About the Nominees
     The following sets forth certain information about each of the persons nominated by the Board to serve as directors of the Company. Each nominee is a current director of the Company and, other than Mr. Aalfs, each has served on the Board of Director since the Company’s inception in August 2004. Mr. Aalfs has served on the Board of Directors since October 2005. Although Units representing an ownership interest in the Company are not traded on the New York Stock Exchange, Messrs. Sederstrom, Wetherell, Downs, Meisner, Saltzman and Aalfs and Ms. Miller would qualify as independent directors under the listing standards established by the New York Stock Exchange.
Nominees as Group I Directors
     John Kingsbury, Director, Chief Financial Officer and Treasurer. Mr. Kingsbury, age 60, is the President and CEO of the Bank of Dixon County where he has been employed since 1970. The Bank of Dixon County has several locations throughout northeast Nebraska, including a branch in Jackson. Mr. Kingsbury has also been the principal owner of BDC Insurance since 1974. Mr. Kingsbury serves on the Nebraska Department of Roads Highway Commission. He is a member of the Nebraska Chamber of Commerce and Industry and is the President of Better Ponca Foundation, Inc. In addition to his capacity as a director of the Company, Mr. Kingsbury serves as the Company’s Chief Financial Officer and Treasurer, but he is not an employee of the Company.
     Doug Garwood, Secretary and Director. Mr. Garwood, age 64, has been the co-owner and operator of Garwood Enterprises, which consists of a 2,400 acre farming operation and trucking company, since 1999. Mr. Garwood currently serves on the Dakota County Economic Development Committee, South Sioux Chamber of Commerce, and the Nebraska Boys and Girls Home Board of Directors. In addition to his capacity as a director of the Company, Mr. Garwood Kingsbury serves as the Company’s Secretary, but he is not an employee of the Company.
     Matthew H. Sederstrom, Director. Mr. Sederstrom, age 34, is employed by Fagen, Inc. as a project developer for fuel ethanol facilities and has been since June of 2001. Prior to his employment with Fagen, Inc., he was employed by Schott Corporation beginning in 1999 as a marketing representative. Fagen, Inc. acted as the primary contractor for the construction of the Company’s ethanol plant.
Nominees as Group II Directors
     Ronald Wetherell, Director. Mr. Wetherell, age 63, has been the owner and operator of Wetherell Manufacturing Company, a designer and manufacturer of farm implements, hydraulic cylinders, and truck utility bodies in Cleghorn, Iowa, for over 40 years. He is the owner of Wetherell Cable TV, which serves seven communities in northwest Iowa, and also owns numerous farming operations throughout northwest Iowa. Mr. Wetherell is currently the Chairman of the Cherokee County Board of Supervisors. He is also the Chairman of the Board of Little Sioux Corn Processors, LLC, of Little Sioux Corn Processors, LLC, a public reporting ethanol production company located in Marcus, Iowa.

     Thomas Lynch, Chairman, President and Director. Mr. Lynch, age 68, retired from the Burlington Northern Santa Fe Rail Road in July of 1995 where he held the position of General Superintendent of Operations. For the past five years and continuing through the present, he manages Lynch Properties, Inc., a family owned farm and recreational property in Dakota County, Nebraska. In addition to his capacity as the Chairman of the Board, he serves as the Company’s President, but he is not an employee of the Company.
     Darrell Downs, Director. Mr. Downs, age 70, is retired. From June 1995 through June 2005, he was employed as a marketing manager by a regional seed company. Until 1994 Mr. Downs had been employed by Moorman Manufacturing Company for 38 years. Mr. Downs serves as the mayor of Marcus, Iowa and as a consultant for Cherokee County Economic Development in Cherokee County, Iowa. Mr. Downs is a director of Little Sioux Corn Processors, LLC, a public reporting ethanol production company located in Marcus, Iowa.
     Donald ‘Skip’ Meisner, Director. Mr. Meisner, age 71, has operated Meisner Management Services, LLC, which provides management of public works projects for local units of government, since March 2001. Examples of activities of Meisner Management Services, LLC include working to coordinate and manage flood control projects, bridges and housing developments and facilitating strategic planning for governments and their agencies. For the five years prior to March 2001, Mr. Meisner served as Executive Director of the Siouxland Interstate Metropolitan Planning Council. He currently serves on the board of the Siouxland Chapter of the American Red Cross, the Tri-State Graduate Study Center and the Sioux City Board of Library Trustees.
Nominees as Group III Directors
     Shennen Saltzman, Director. Mr. Saltzman, age 41, has been the owner of SEP, LLC since 1997. SEP, LLC owns and operates 13 Burger King restaurants with locations in Sioux City, Iowa; South Sioux City, Nebraska, Yuma, Arizona; and Imperial Valley, California. He has also been a farmer/rancher since 2001. Beginning in December 1989 until he purchased SEP, LLC in 1997, Mr. Saltzman was an Executive Vice President at Pioneer Bank in Sioux City, Iowa. He continues to serve as Vice Chairman of the Pioneer Bank Board of Directors. He also serves on the Briar Cliff University Board of Trustees, the Siouxland Initiative, the Dakota County Economic Development Committee and Source Construction Capital Board of Directors.
     David Bailey Aalfs, Director. Mr. Aalfs, age 69, is retired. From 1977 to 2006, he served as the Chief Executive Officer of Sabre Communications Corporation, a leading manufacturer of communication towers.
     Pam Miller, Vice Chairperson and Director. Ms. Miller, age 48, has been employed by Northeast Community College since January of 2005 as the South Sioux City Education Center Coordinator. In addition, since January of 2003, she has also been employed on a part-time basis as the Dakota County Commissioner. Ms. Miller also owns a construction company with her husband in Homer, Nebraska. Beginning in August of 1996 through December of 2004, she was an adjunct facility member at Morningside College. Ms. Miller was also an adjunct faculty member at Western Iowa Tech Community College from June of 1997 until May of 2004. Ms. Miller serves on several boards in the region, including the South Sioux City Chamber of

Commerce Legislative Committee, Siouxland Regional Economic Development Committee and Dakota County Economic Development Committee, Siouxland Economic Development Committee and Junior Achievement of Siouxland.
     Craig Ebberson, Director. Mr. Ebberson, age 53, has been growing corn, soybeans and alfalfa on a 10,000 acre farm in northeast Nebraska of since 1970. He has also owned and operated a 6,000 head commercial cattle feed yard since 1970. Mr. Ebberson also owns Kerloo Creek Ranch, Inc., a family owned ranch and Wynot River Farms, LLC. He is a member of the Nebraska Cattlemen’s Association, Nebraska Corn Association and Nebraska Soybean Association.
The Board of Directors and its Committees
     The Board of Directors conducts its business through meetings and actions taken by written consent in lieu of meetings. Other actions may be taken by committees established by the Board. The Board of Directors held 26 meetings during fiscal 2007. All directors attended at least 75% of all of meetings of the Board and committees on which they serve during fiscal 2007, other than Messrs. Kingsbury, Sederstrom and Aalfs.
     The only standing committee established by the Board of Directors is its Audit Committee. The Board does not have a compensation committee or a nominating committee. Accordingly, the entire Board performs the functions that such committees would otherwise perform. During fiscal 2007, the only persons serving as executive officers of the Company were certain directors of the Company. None of these individuals were employed by the Company and none of them received any compensation of any nature for serving as the Company’s executive officers. Accordingly, the Board determined that a compensation committee would have no purpose.
     The Board also determined that it is not necessary to form a separate committee to evaluate director nominations. The Board identifies nominees to serve as directors of the Company primarily through suggestions made by directors, Company management or members. Candidates for directors are generally evaluated based on their independence, character, judgment, diversity of experience, financial or business acumen, and their ability to represent and act on behalf of all members. However, neither the Company’s Operating Agreement nor any policy adopted by the Board requires any of the directors to be independent of the Company or establishes any quantifiable minimum standards for evaluating potential nominees for directors. The Board will consider suggestions for nominations for directors received from members. The Board uses the same criteria to evaluate its own nominees for director as it does for persons nominated by members.
     In addition, members may place persons in nomination to serve as directors. The Company’s Operating Agreement provides that such nominations from members must be submitted in writing to the Secretary of the Company not less than 60 days or more than 90 days prior to an annual meeting. The last day for member nominations for directors to be voted on at the 2008 Annual Meeting was January 25, 2008 and no such nominations were received. Any such nomination must include (i) the name and address of the member making the nomination, (ii) a representation that the nominating Member is a holder of record of Units entitled to vote at the annual meeting in question and intends to appear in person or by proxy at such meeting, (iii) the name, age, business and residence address and principal occupation of the nominee, (iv) a description of any arrangements between the nominee and the nominating member or any other person pursuant to which the nomination is being made, (v) the consent of the nominee to serve as a director if elected and (vi) a nomination petition signed and dated by the holders of at least 5% of the then outstanding Units. The last day for member nominations for directors to be voted on at the 2008 Annual Meeting was January 25, 2008 and no such nominations were received.
     Audit Committee. The Audit Committee operates under a written charter and its primary duties and responsibilities include monitoring the integrity of the Company’s financial statements, appointing, compensating and monitoring the independence and qualifications of the Company’s independent auditors and providing an avenue of communications among the Company’s independent auditors, management and the Board. A copy of the charter of the Audit Committee is available on the Company’s website at www.siouxlandethanol.com. The Audit Committee exercises sole authority to hire and dismiss our independent auditor and must pre-approve all audit and non-audit services performed by our independent auditors for the Company. The Audit Committee is also authorized to resolve any disagreements between management and our independent auditors with respect to financial reporting matters. The audit committee also reviews transactions between the Company and related parties. In the performance of its duties, the Audit Committee may seek information from any employee of the Company or any third party and may retain independent legal counsel and other advisers it deems necessary in the performance of its duties. The Audit Committee also maintains procedures for the confidential receipt of reports from employees and others regarding accounting and auditing matters.
     The Audit Committee consists of Pam Miller, who serves as its Chairperson, Donald Meisner and D. Bailey Aalfs. Each member of the Audit Committee qualifies as an independent Director under the applicable rules of the Securities and Exchange Commission (“SEC”) and the additional criteria included in the Audit Committee’s charter. Each member of the Audit Committee has a basic understanding of finance and accounting and is able to read and understand financial statements. However, no member of the Audit Committee has been determined by the Board of Directors to qualify as an “audit committee financial expert” under criteria specified by the SEC. The only director that would qualify as an audit committee financial expert currently serves as the Company’s principal financial officer and would not be an independent director eligible to serve on the Audit Committee under the independence standards discussed above. Therefore, there is no director eligible to serve on the Audit Committee that also qualifies as an audit committee financial expert. The Audit Committee met eight times during fiscal 2007 and each member was present at each meeting with the exception of Mr. Aalfs who was unable to attend one meeting.
Executive Compensation
     During the fiscal year ended September 30, 2007, our only executive officers were Thomas Lynch, who served as President and Chief Executive Officers, Pam Miller, who was designated as a Vice President and John Kingsbury, who served as Treasurer and Chief Financial Officer. Each of these individuals is a director of the Company. However, none of these individuals are employees of the Company and they were not compensated by us or any other party for the services they provided to the Company as our executive officers. Accordingly, no tabular disclosure of the compensation of our executive officers is being provided in this Proxy Statement
Director Compensation
     During the fiscal year ended September 30, 2007, we did not compensate any of our directors for services provided to the Company as directors. Accordingly, no tabular disclosure of director compensation is being provided in this Proxy Statement. We reimburse our directors for expenses incurred relating to services rendered on our behalf.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of our directors and executive officers and any holder of 10 percent or more of our Units to file reports with the SEC showing changes in their ownership of our Units. Based solely on our review of copies of the Section 16(a) reports we have received and written representations from each person who did not file an annual report with the SEC on Form 5, we believe that all Section 16(a) reports with respect to fiscal 2007 were filed on time.
Certain Relationships and Related Transactions
Transactions with Fagen, Inc.
     On January 9, 2006, we entered into a design-build agreement with Fagen, Inc. (“Fagen”) for the construction of our 50 million gallon per year ethanol production plant which was completed in May 2007.. As of September 30, 2007, we had incurred approximately $61,564,000 in costs related to the design-build agreement for the plant. On December 11, 2006, we entered into a binding letter of intent with Fagen under which Fagen will provide us with certain services necessary for us to develop a detailed description of a 50 million gallon per year expansion to our ethanol plant and to establish a price at which Fagen would provide design, engineering, procurement of equipment and construction services for such an expansion. Under the letter of intent, Fagen has an exclusive right to provide design, engineering, procurement of equipment and construction services for the proposed expansion. If we determine that the expansion of the plant is economically feasible, we will enter into a new design-build agreement with Fagen for the design, engineering, procurement of equipment and construction services for the expansion. We paid a non-refundable fee of $500,000 to Fagen in connection with this letter of intent and paid Fagen approximately $60,000 for services relating to the proposed expansion. We believe that the terms of our transactions with Fagen are on terms and conditions that are comparable to those that we could have obtained from an unaffiliated third party. One of our directors, Matthew Sederstrom, is employed by Fagen as a project developer for fuel ethanol facilities. We have not paid and we do not intend to pay any compensation to Mr. Sederstrom in connection with any transaction between us and Fagen.
Transactions with Directors
     During fiscal 2007, Craig Ebberson, one of the Company’s directors, sold approximately 100,000 bushels of corn to the Company for a total sale price of approximately $369,000. In addition, during fiscal 2007, Mr. Ebberson purchased wet distillers grains from the Company for a total purchase price of approximately $194,000. All such transactions were conducted in the normal course of the Company’s business and the price paid by the Company for the corn purchased from Mr. Ebberson and the price received by the Company for the distillers grains sold to Mr. Ebberson were the current market price for such commodities on the respective transaction dates.
     During fiscal 2007, Doug Garwood, one of the Company’s directors, sold approximately 203,000 bushels of corn to the Company for a total sale price of approximately $709,500. All such sales were conducted in the normal course of the Company’s business and the Company paid then current market prices for all corn purchased by it from Mr. Garwood.
Audit Committee Report
     The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
     The Company’s management is responsible for the preparation of its financial statements and for maintaining an adequate system of internal controls and processes for that purpose. Boulay, Heutmaker, Zibell & Co. P.L.L.P. (“Boulay”) acts as the Company’s independent auditors and is responsible for conducting an independent audit of the Company’s annual financial statements in accordance with generally accepted auditing standards and issuing a report on the results of its audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.
     The Audit Committee has reviewed and discussed the audited financial statements for the Company’s fiscal year ended September 30, 2007 with management of the Company and with representatives of Boulay. As a result of these discussions, the Audit Committee believes that the Company maintains an effective system of accounting controls that allow it to prepare financial statements that fairly present the Company’s financial position and results of its operations. Our discussions with Boulay also included the matters required by Statement on Auditing Standard No. 61 (Communications with Audit Committees). In addition, the Audit Committee reviewed the independence of Boulay and, as part of that review, we received written disclosures and a letter from Boulay regarding its independence as required by Independent Standards Board Standards No. 1 and discussed this information with Boulay.
     Based on the foregoing, the Audit Committee has recommended that the audited financial statements of the Company for its fiscal year ended September 30, 2007 be included in the Company’s Annual Report on Form 10-KSB to be filed with the Securities and Exchange Commission.
Members of the Audit Committee
Pam Miller, Chairperson
Donald “Skip” Meisner
David Bailey Aalfs

APPOINTMENT OF AUDITOR
     On November 29, 2007, the Audit Committee appointed the accounting firm of Boulay, Heutmaker, Zibell & Co. P.L.L.P. (“Boulay”) to audit the Company’s financial statements for the fiscal year ending September 30, 2008. A resolution to ratify the appointment of Boulay as the Company’s independent auditors will be presented at the Annual Meeting. The ratification of the appointment of the independent auditor requires the affirmative vote of the holders of a majority of the Units present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker nonvotes will not be considered Units entitled to vote with respect to the ratification of the auditors and will not be counted as votes for or against ratification. If Members fail to ratify the appointment of Boulay as our independent auditor, the Audit Committee will reconsider whether to retain Boulay, but may ultimately decide to retain them. Any decision to retain Boulay or another independent auditing firm will be made by the Audit Committee and will not be resubmitted to Members. In addition, even if Members ratify the appointment of Boulay, the Audit Committee retains the right to appoint a different independent public accounting firm to audit the Company’s financial statements for the fiscal year ending September 30, 2008 if it determines that it would be in the Company’s best interests.
     Boulay has audited the Company’s financial statements since the Company’s inception. A representative of Boulay will be at the meeting, will have an opportunity to make a statement if so desired, and will be available to answer any questions.
     THE BOARD OF DIRECTORS RECOMMENDS THAT MEMBERS VOTE “FOR” THE APPOINTMENT OF BOULAY, HEUTMAKER, ZIBELL & CO. P.L.L.P. AS OUR INDEPENDENT AUDITORS FOR FISCAL 2008.
Audit Fees
     The aggregate fees billed by Boulay to us for the fiscal year ended September 30, 2007, and the fiscal year ended September 30, 2006 are as follows:

Category	Year	Fees
Audit Fees	2007	$133,994
	2006	$96,168

Audit-Related Fees	2007	—
	2006	—

Tax Fees	2007	—
	2006	—

All Other Fees	2007	—
	2006	—
The performance of all audit, audit-related and other services by Boulay were pre-approved by our Audit Committee.

SUBMISSION OF MEMBER PROPOSALS
     Our Operating Agreement does not provide any specific procedures for Members who wish to submit a proposal for presentation at the Annual Meeting (other than the nomination of directors discussed under “The Board of Directors and Committees,” above) and, to date, no proposals have been received from Members for consideration at the Annual Meeting.
     Members who wish to include proposals in the proxy materials that we send out in connection with our 2009 Annual Meeting of Members may do so, subject to the proxy rules adopted by the SEC. In order to be included in our proxy statement relating to the 2009 Annual Meeting, a Member proposal must be delivered to the Company’s Secretary at the Company’s executive offices before September 30, 2008.
OTHER MATTERS
     At the date of mailing of this Proxy Statement, we are not aware of any business to be presented at the Annual Meeting other than the proposals discussed above. If other proposals are properly brought before the Annual Meeting, it is the intention of the Board of Directors to vote all Units for which it receives valid proxy cards in such manner as the Board of Directors may determine.
     The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s Units. In addition to solicitation by mail, the Company will supply banks, brokers, dealers and other custodians, nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of Units of the Company’s common stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.
     Concurrent with the mailing of this proxy statement, the Company is furnishing you a copy of its Annual Report for the year ended September 30, 2007 (which includes the Company’s Annual Report on Form 10-KSB for such year). Copies of any exhibit filed by the Company with the Securities and Exchange Commission as part of its Form 10-KSB may be obtained upon written request to the Company’s Secretary at the Company’s executive offices.

     Members and other interested parties may communicate with the Board of Directors or any individual director by sending a letter to the attention of the appropriate person (which may be marked as confidential) addressed to the Secretary of the Company. All communications received by the Secretary will be forwarded to the appropriate director. It is the policy of the Board of Directors that directors should make an effort to attend the annual meetings of members, whenever possible. All directors except for Mr. Aalfs attended last year’s annual meeting.

By order of the Board of Directors:
/s/ Doug Garwood
Doug Garwood
Secretary

January 25, 2008

[FORM OF PROXY]
Siouxland Ethanol, LLC
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIOUXLAND ETHANOL, LLC FOR USE ONLY AT THE ANNUAL MEETING OF MEMBERS TO BE HELD ON MARCH 25, 2008 AND AT ANY ADJOURNMENT THEREOF.
     The undersigned hereby authorizes the Board of Directors of Siouxland Ethanol, LLC (the “Company”), and any of them individually or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Members of the Company to be held at the Marina Inn Conference Center, 4th & B Streets, South Sioux City, Nebraska, on Tuesday, March 25, 2008, at 1.30 p.m. local time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below.
(1)	The election of Directors of the Company:
☐	FOR ALL NOMINEES LISTED BELOW:

Nominees for Group I	Nominees for Group II	Nominees for Group III
Directors	Directors	Directors

John Kingsbury	Ronald Wetherell	Shennen Saltzman

Doug Garwood	Thomas Lynch	David Bailey Aalfs

Matthew H. Sederstrom	Darrell Downs	Pam Miller

	Donald “Skip” Meisner	Craig Ebberson
☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

☐	TO WITHHOLD AUTHORITY TO VOTE FOR CERTAIN NOMINEE(S) AND GRANT AUTHORITY FOR ALL OTHER NOMINEES, CHECK THIS BOX AND WRITE THE NAME OF THE NOMINEE(S) FOR WHICH AUTHORITY IS WITHHELD IN THE BOX BELOW:

(2)	Ratification of Boulay, Heutmaker, Zibell & Co. P.L.L.P. as the Company’s independent auditors for the fiscal year ending September 30, 2008.
☐	FOR ☐ AGAINST ☐ ABSTAIN
(3)	To vote in Board of Directors’ discretion with respect to any other proposal or item of business that may properly come before the Annual Meeting.

     This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Annual Meeting. The undersigned hereby revokes all previous proxies for the Annual Meeting, acknowledges receipt of the Notice of Annual Meeting of Members, the Proxy Statement for the Annual Meeting and the Company’s 2007 Annual Report prior to signing this proxy and ratifies all that the said proxies may do by virtue hereof.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE FOR THE BOARD OF DIRECTORS AND “FOR” THE APPOINTMENT OF BOULAY HEUTMAKER, ZIBELL & CO. P.L.L.P. AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2008 AND THE AUTHORITY PROVIDED IN ITEM 3 WILL BE DEEMED GRANTED.
Dated:                                                             , 2008
Number of Units owned on
January 28, 2008:

Signature

Signature

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PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY
IMMEDIATELY IN THE ENCLOSED ENVELOPE